PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                              Six Months Ended
                                                                  June 30,
                                                      --------------------------------
                                                            1998             1997
                                                      ---------------   --------------
                                                    (Amounts in thousands, except ratios)
Net income                                                105,563        $  86,569
   Add: Minority interest in income                        10,569            5,001
   Less: Minority interests in income which
     do not have fixed charges                             (7,112)          (4,371)
                                                      ---------------   --------------
Income from continuing operations                         109,020           87,199
   Interest expense                                         2,095            3,559
                                                      ---------------   --------------
Total Earnings Available to Cover Fixed Charges        $  111,115       $   90,758
                                                      ===============   ==============
Total Fixed Charges - Interest expense                 $    4,375       $    4,648
                                                      ===============   ==============
Total Preferred Stock dividends                        $   40,269          $49,818
                                                      ===============   ==============
Total Combined Fixed Charges and Preferred
    Stock dividends                                    $   44,644       $   54,466
                                                      ===============   ==============
Ratio of Earnings to Fixed Charges                          25.40            19.53
                                                      ===============   ==============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends                                2.49             1.67
                                                      ===============   ==============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends (A)                                             2.21
                                                                        ==============

                                                                            For the Year Ended December 31,
                                                   ---------------------------------------------------------------------------------
                                                         1997            1996             1995            1994              1993
                                                   ---------------   ------------    -------------    --------------    ------------
                                                        (Amounts in thousands, except ratios)
Net income                                          $  178,649       $  153,549       $   70,386       $   42,118       $   28,036
   Add: Minority interest in income                     11,684            9,363            7,137            9,481            7,291
   Less: Minority interests in income which
     do not have fixed charges                         (10,375)          (8,273)          (4,700)          (5,906)            (737)
                                                   ---------------   ------------    -------------    --------------    ------------
Income from continuing operations                      179,958          154,639           72,823           45,693           34,590
   Interest expense                                      6,792            8,482            8,508            6,893            6,079
                                                   ---------------   ------------    -------------    --------------    ------------
Total Earnings Available to Cover Fixed Charges     $  186,750       $  163,121       $   81,331       $   52,586       $   40,669
                                                   ===============   ============    =============    ==============    ============
Total Fixed Charges - Interest expense              $    9,220       $   10,343       $    8,815       $    6,893       $    6,079
                                                   ===============   ============    =============    ==============    ============
Total Preferred Stock dividends                     $   88,393       $   68,599       $   31,124       $   16,846       $   10,889
                                                   ===============   ============    =============    ==============    ============
Total Combined Fixed Charges and Preferred
    Stock dividends                                 $   97,613       $   78,942       $   39,939       $   23,739       $   16,968
                                                   ===============   ============    =============    ==============    ============
Ratio of Earnings to Fixed Charges                      20.25            15.77             9.23             7.63             6.69
                                                   ===============   ============    =============    ==============    ============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends                            1.91             2.07             2.04             2.22             2.40
                                                   ===============   ============    =============    ==============    ============
Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends (A)                        2.22
                                                   ===============



(A) Supplemental ratio after elimination of $13,412 of non-recurring special dividends paid to the Series CC Convertible Preferred Stock in 1997.


                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                              Six Months Ended
                                                                  June 30,
                                                      --------------------------------
                                                            1998             1997
                                                      ---------------   --------------
                                                    (Amounts in thousands, except ratios)
Supplemental  disclosure  of Ratio of Funds
-------------------------------------------
from  Operations  ("FFO")  to fixed charges:
--------------------------------------------

FFO                                                      $  158,586      $  129,263
Interest expense                                              2,095           3,559
                                                      ---------------   --------------
Adjusted FFO available to cover fixed charges            $  160,681      $  132,822
                                                      ===============   ==============
Total Fixed Charges - Interest expense                   $    4,375      $    4,648
                                                      ===============   ==============
Total Preferred Stock dividends                          $   40,269      $   49,818
                                                      ===============   ==============
Total Combined Fixed Charges and Preferred
   Stock dividends                                       $   44,644      $   54,466
                                                      ===============   ==============
Ratio of FFO to Fixed Charges                                 36.73           28.58
                                                      ===============   ==============
Ratio of FFO to Combined Fixed Charges and
   Preferred Stock dividends                                   3.60            2.44
                                                      ===============   ==============
Ratio of FFO to Combined Fixed Charges
   and Preferred Stock dividends (A)                                           3.24
                                                                        ==============

                                                                               For the Year Ended December 31,
                                                      ------------------------------------------------------------------------------
                                                            1997          1996            1995             1994             1993
                                                      ---------------  ------------   -------------    --------------   ------------
                                                    (Amounts in thousands, except ratios)
Supplemental  disclosure  of Ratio of Funds
-------------------------------------------
from  Operations  ("FFO")  to fixed charges:
--------------------------------------------

FFO                                                    $  272,234      $  224,476       $  105,199      $   56,143      $   35,830
Interest expense                                            6,792           8,482            8,508           6,893           6,079
                                                      ---------------  ------------   -------------    --------------   ------------
Adjusted FFO available to cover fixed charges          $  279,026      $  232,958       $  113,707      $   63,036      $   41,909
                                                      ===============  ============   =============    ==============   ============
Total Fixed Charges - Interest expense                 $    9,220      $   10,343       $    8,815      $    6,893      $    6,079
                                                      ===============  ============   =============    ==============   ============
Total Preferred Stock dividends                        $   88,393      $   68,599       $   31,124      $   16,846      $   10,889
                                                      ===============  ============   =============    ==============   ============
Total Combined Fixed Charges and Preferred
   Stock dividends                                     $   97,613      $   78,942       $   39,939      $   23,739      $   16,968
                                                      ===============  ============   =============    ==============   ============
Ratio of FFO to Fixed Charges                               30.26           22.52            12.90            9.15            6.89
                                                      ===============  ============   =============    ==============   ============
Ratio of FFO to Combined Fixed Charges and
   Preferred Stock dividends                                 2.86            2.95             2.85            2.66            2.47
                                                      ===============  ============   =============    ==============   ============
Ratio of FFO to Combined Fixed Charges
   and Preferred Stock dividends (A)                         3.31
                                                      ===============

(A) Supplemental ratio after elimination of $13,412 nonrecurring special dividends paid to the Series CC Preferred Stock in 1997.


                                   Exhibit 12